UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2022

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

Effective September 7, 2022, CareDx, Inc. (the “Company”) appointed Abhishek Jain, age 46, as the Company’s Chief Financial Officer. Mr. Jain will retain the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Jain.

Mr. Jain has served as the Company’s Interim Chief Financial Officer since May 2022. Prior to that, since joining the Company in August 2021, Mr. Jain had served as the Company’s Vice President, Corporate Controller, where he was responsible for global accounting functions and SEC filings. During that time, he worked closely with the Company’s Audit Committee of its Board of Directors, FP&A team and business partners. Prior to joining the Company, Mr. Jain spent approximately 20 years at Agilent Technologies, Inc., in a number of progressing finance positions and customer-facing roles, including his last role where he helped drive above-market growth for orders of an approximately $5 billion business. Mr. Jain has extensive knowledge in driving channel strategy, expanding margins, scaling operations, and leading global teams. Mr. Jain is a member of the Institute of Chartered Accountants of India.

In connection with Mr. Jain’s appointment as Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an increase in Mr. Jain’s annualized salary from $305,000 to $375,000, and an increase in his target annual performance bonus from 35% to 60% of his annual base salary. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Committee. In connection with his appointment, on September 7, 2022, Mr. Jain was granted an option to purchase 60,000 shares of the Company’s common stock (the “Jain Option”) and 22,150 restricted stock units (“Jain RSUs”) under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”). The Jain Option will vest, subject to Mr. Jain’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/48th of the total number of shares subject to the Jain Option will vest each month thereafter. The Jain RSUs will vest, subject to Mr. Jain’s continued employment with the Company, 1/4th on each one-year anniversary of the grant date.

Chief Administrative & Legal Officer and Secretary

Effective September 7, 2022, the Company appointed Abraham Ronai, age 49, as the Company’s Chief Administrative & Legal Officer and Secretary. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Ronai.

Mr. Ronai has served as the Company’s General Counsel since September 2021. Prior to joining the Company, Mr. Ronai spent 11 years at Getinge AB, a global medical technology company, holding various leadership roles, including Global General Counsel. Prior to Getinge, Mr. Ronai worked at two well-respected law firms in Manhattan and at Datascope Corp., a Nasdaq-listed medical device company. Mr. Ronai also served as a professor for patent litigation at Concord Law School. He earned his Bachelor of Science in Mechanical Engineering from Cornell University and his Juris Doctor from the Benjamin N. Cardozo School of Law at Yeshiva University. Mr. Ronai is Registered In-House Counsel in California, and admitted to practice law in New York and New Jersey.

In connection with Mr. Ronai’s appointment as Chief Administrative & Legal Officer and Secretary, the Committee approved an increase in Mr. Ronai’s target annual performance bonus from 50% to 60% of his annual base salary. Mr. Ronai’s annualized salary will remain unchanged at its previous level of $388,125. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Committee. In connection with his appointment, on September 7, 2022, Mr. Ronai was granted an option to purchase 36,000 shares of the Company’s common stock (the “Ronai Option”) and 12,000 restricted stock units (“Ronai RSUs”) under the 2014 Plan. The Ronai Option will vest, subject to Mr. Ronai’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/48th of the total number of shares subject to the Ronai Option will vest each month thereafter. The Ronai RSUs will vest, subject to Mr. Ronai’s continued employment with the Company, 1/4th on each one-year anniversary of the grant date.

President of Testing Services

Effective September 7, 2022, Alexander L. Johnson transitioned from his role as Chief Business Officer and Head of Testing Services to the role of President of Patient and Testing Services. Mr. Johnson will remain an executive officer of the Company and an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2022	CAREDX, INC.

	By:	/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer